    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 13, 2000
                                                     REGISTRATION NO.  333-42292
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 2 TO
                                    FORM F-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             SATYAM INFOWAY LIMITED
             (Exact name of Registrant as specified in its charter)
                                 NOT APPLICABLE
                 (Transaction of Registrant's name into English)

       REPUBLIC OF INDIA                             7379                             NOT APPLICABLE
(State or other jurisdiction of          (Primary Standard Industrial                (I.R.S. Employer
 incorporation or organization)          Classification Code Number)              Identification Number)

                               MAANASAROVAR TOWERS
                          271-A, ANNA SALAI, TEYNAMPET
                                 CHENNAI 600 018
                                      INDIA
                                (91) 44-435-3221
    (Address, including zip code, and telephone number, including area code, of the Registrant's principal executive offices)

                             ----------------------

                              CT CORPORATION SYSTEM
            111 8TH AVENUE, NEW YORK, NEW YORK 10011, (212) 894-8940
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:
                            ANTHONY J. RICHMOND, ESQ.
                                LATHAM & WATKINS
                             135 COMMONWEALTH DRIVE
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 328-4600

                             ----------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

                             ----------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     DEREGISTRATION OF UNSOLD EQUITY SHARES

     Pursuant to its Registration Statement on Form F-2 (Registration No. 333-42292), Satyam Infoway Limited registered the resale of up to 625,000 equity shares, par value Rs.10 per share. The sole purpose of the registration statement was to register for resale the ADSs issued in connection with Satyam Infoway's investment in CricInfo Limited. On July 31, 2000, Satyam Infoway completed its acquisition of a 25% stake in CricInfo Limited through the issuance of an aggregate of 551,180 equity shares (representing 2,204,720 ADSs) to the selling stockholders (the "Selling Stockholders") named in the registration statement. On August 1, 2000, Satyam Infoway Limited filed Post-Effective Amendment No. 1 to the registration statement deregistering the 73,820 equity shares (represented by 295,280 ADSs) which were not issued in connection with the CricInfo Limited transaction. From July 31, 2000 to September 9, 2000, the Selling Stockholders resold an aggregate of 247,912.5 equity shares (representing 991,650 ADSs) pursuant to the registration statement. Satyam Infoway hereby deregisters the 303,267.5 equity shares (represented by 1,213,070 ADSs) which were not resold by the Selling Stockholders pursuant to the registration statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this post-effective amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chennai, State of Tamil Nadu, Country of India, on this 11th day of October, 2000.

                                     SATYAM INFOWAY LIMITED

                                     By /s/ T.R. Santhanakrishnan
                                        --------------------------------
                                        Name:  T.R. Santhanakrishnan
                                        Title: Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated:

         Signature                              Title                             Date
         ---------                              -----                             ----
              *                   Chief Executive Officer and Director       October 11, 2000
------------------------------    (Principal Executive Officer)
         R. Ramaraj


/s/ T.R. Santhanakrishnan         Chief Financial Officer                    October 11, 2000
------------------------------    (Principal Financial and Accounting
    T.R. Santhanakrishnan         Officer)


              *                   Director                                   October 11, 2000
------------------------------
      B. Ramalinga Raju

              *                   Director                                   October 11 , 2000
------------------------------
        Pranab Barua

                                  Director
------------------------------
        T.H. Chowdary

              *                   Director                                   October 11, 2000
------------------------------
         Donald Peck

                                  Director
------------------------------
      C. Srinivasa Raju

                                  Director
------------------------------
        S. Srinivasan


              *                   Authorized Representative in the           October 11, 2000
------------------------------    United States
      Donald J. Puglisi

*By:  /s/ T.R. Santhanakrishnan                                              October 11, 2000
      -------------------------
      T.R. Santhanakrishnan,
      attorney-in-fact
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